Exhibit 99.1

Saia Reports Record Third Quarter Results

JOHNS CREEK, GA – October 31, 2022 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2022 financial results. Diluted earnings per share in the quarter were $3.67 compared to $2.98 in the third quarter of 2021. Third quarter 2021 adjusted diluted earnings per share1 were $2.86.

Highlights from the third quarter operating results were as follows:

Third Quarter 2022 Compared to Third Quarter 2021 Results

•
Revenue was $729.6 million, a 18.4% increase
•
Operating income was $128.4 million, a 21.0% increase
•
Operating ratio of 82.4 compared to 82.8 (adjusted operating ratio1 of 83.5 in 2021)
•
LTL shipments per workday decreased 2.5%
•
LTL tonnage per workday decreased 0.4%
•
LTL revenue per hundredweight increased 17.5%
•
LTL revenue per shipment rose 20.1% to $359.04

“Saia’s third quarter operating ratio of 82.4% was 110 basis points better than last year’s adjusted operating ratio and operating income increased by 26% compared to last year’s adjusted operating income, despite a somewhat softer demand environment experienced over the last several weeks of the quarter,” stated Saia President and CEO, Fritz Holzgrefe. “Revenue and LTL revenue per shipment, both excluding fuel surcharge, increased by 9.3% and 10.2% respectively, reflecting a continuation of the constructive LTL pricing environment. Including fuel surcharge, our yield rose 17.5% and LTL revenue per shipment grew by 20.1% in the quarter.”

“We opened five new terminals in the quarter and opened one more in October, bringing our year-to-date total of new openings to 11. We have no other openings planned for this year, but will resume our expansion efforts in the first quarter of 2023 and anticipate another 10-15 openings next year. Customer response to our expanded service capabilities continues to be positive and we believe that the terminal expansion strategy is enabling us to provide differentiated service levels,” concluded Mr. Holzgrefe.

Saia Executive Vice President and Chief Financial Officer, Douglas Col added, “I am pleased with the year-over-year operating ratio improvement and that we were able to achieve that while still being able to provide our employees with a wage increase in July. On the cost side, we have seen a step-up in

Saia, Inc. Third Quarter 2022 Results

depreciation expense as new equipment has been delivered into the fleet, but we expect to see a benefit in maintenance expense and also potentially in reduced purchased transportation expense in the coming months as we run more miles with Company equipment and drivers.”

Financial Position and Capital Expenditures

We ended the third quarter of 2022 with $149.8 million of cash on hand and total debt of $34.9 million, which compares to $121.7 million of cash on hand and total debt of $55.2 million at September 30, 2021.

Net capital expenditures were $278.0 million during the first nine months of 2022, compared to $148.4 million in net capital expenditures during the first nine months of 2021. In 2022, we anticipate that net capital expenditures will be approximately $500 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 888-394-8218 or 323-794-2591 referencing conference ID #6820944. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through November 28, 2022 at 1:00 p.m. Eastern Time. The replay will be available by dialing 888-203-1112.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 187 terminals with service across 45 states. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection

Saia, Inc. Third Quarter 2022 Results

with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers and other employees, purchased transportation and fuel; (5) claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (6) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums, assume additional liability under its auto liability policies or be unable to obtain insurance coverage; (7) failure to successfully execute the strategy to expand our service geography; (8) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (9) failure to keep pace with technological developments; (10) labor relations, including the adverse impact should a portion of our workforce become unionized; (11) cost and availability of real property and revenue equipment; (12) supply chain disruption and delays on new equipment delivery; (13) capacity and highway infrastructure constraints; (14) risks arising from international business operations and relationships; (15) seasonal factors, harsh weather and disasters caused by climate change; (16) economic declines in the geographic regions or industries in which our customers operate; (17) the creditworthiness of our customers and their ability to pay for services; (18) our need for capital and uncertainty of the credit markets; (19) the possibility of defaults under our debt agreements (including violation of financial covenants); (20) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (21) dependence on key employees; (22) employee turnover from changes to compensation and benefits or market factors; (23) increased costs of healthcare benefits; (24) damage to our reputation from adverse publicity, including from the use of or impact from social media; (25) failure to make future acquisitions or to achieve acquisition synergies; (26) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (27) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (28) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (29) unforeseen costs from new and existing data privacy laws; (30) changes in accounting and financial standards or practices; (31) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions and higher costs that may arise from the COVID-19 pandemic in the future, including governmental regulations requiring that employees be vaccinated or be tested regularly for COVID-19 before reporting to work; (32) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (33) anti-terrorism measures and terrorist events; (34) provisions in our governing documents and Delaware law that may have anti-takeover effects; (35) issuances of equity that would dilute stock ownership; and (36) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Saia, Inc. Third Quarter 2022 Results

FOOTNOTE

1 Non-GAAP Financial Disclosure and Reconciliation:

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures. These include "adjusted" operating income and "adjusted" diluted earnings per share. The Company's management believes that certain non-GAAP financial measures provide a greater understanding of ongoing operations and enhance compatibility of results with prior periods. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A gain of $4.3 million from the sale of a terminal was recorded during the third quarter of 2021. This gain resulted in an increase in operating income of $4.3 million, an increase in diluted earnings per share of $0.12 and an improvement of 70 basis points in the operating ratio for the third quarter of 2021. This transaction occurred as the result of management's efforts towards expanding door count by replacing a smaller facility with a larger facility better positioned to successfully support the Company's overall strategy.

Saia, Inc. and Subsidiaries
Reconciliation of Certain GAAP and Non-GAAP Income Statement Items
For the Quarter and Nine Months Ended September 30, 2022 and 2021
(Amounts in thousands, except operating ratio and per share data)
(Unaudited)
	Third Quarter		Nine Months
	2022	2021	2022	2021

Operating Income (GAAP)	$128,355	$106,117	$377,797	$237,756
Less: Operating Income impact of Gain on Real Estate Disposal	-	(4,267)	-	(4,267)
Adjusted operating income (Non-GAAP)	$128,355	$101,850	$377,797	$233,489

	Third Quarter		Nine Months
	2022	2021	2022	2021

Diluted earnings per share (GAAP)	$3.67	$2.98	$10.75	$6.72
Less: Diluted earnings per share impact of Gain on Real Estate Disposal	-	(0.12)	-	(0.12)
Adjusted diluted earnings per share (Non-GAAP)	$3.67	$2.86	$10.75	$6.60

	Third Quarter		Nine Months
	2022	2021	2022	2021

Operating Ratio	82.4	82.8	82.3	85.8
Less: Operating Ratio impact of Gain on Real Estate Disposal	-	0.7	-	0.2
Adjusted operating ratio	82.4	83.5	82.3	86.0

Saia, Inc. Third Quarter 2022 Results

# # #

CONTACT: Saia, Inc.

Douglas Col

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$149,825	$106,588
Accounts receivable, net	335,595	276,755
Prepaid expenses and other	65,982	32,912
Total current assets	551,402	416,255

PROPERTY AND EQUIPMENT:
Cost	2,403,702	2,144,528
Less: accumulated depreciation	964,533	864,074
Net property and equipment	1,439,169	1,280,454
OPERATING LEASE RIGHT-OF-USE ASSETS	107,456	107,781
OTHER ASSETS	42,297	40,760
Total assets	$2,140,324	$1,845,250

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$114,697	$114,010
Wages and employees' benefits	79,193	73,109
Other current liabilities	105,915	93,268
Current portion of long-term debt	15,914	19,396
Current portion of operating lease liability	22,750	21,565
Total current liabilities	338,469	321,348

OTHER LIABILITIES:
Long-term debt, less current portion	18,936	31,008
Operating lease liability, less current portion	87,388	88,409
Deferred income taxes	124,960	124,137
Claims, insurance and other	64,089	60,015
Total other liabilities	295,373	303,569

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	275,358	274,633
Deferred compensation trust	(5,237)	(4,101)
Retained earnings	1,236,335	949,775
Total stockholders' equity	1,506,482	1,220,333
Total liabilities and stockholders' equity	$2,140,324	$1,845,250

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2022 and 2021
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2022	2021	2022	2021
OPERATING REVENUE	$729,561	$616,216	$2,136,331	$1,671,623

OPERATING EXPENSES:
Salaries, wages and employees' benefits	297,247	277,087	881,762	790,310
Purchased transportation	85,452	72,193	255,519	179,705
Fuel, operating expenses and supplies	145,461	98,834	413,762	274,399
Operating taxes and licenses	16,261	14,572	48,813	43,469
Claims and insurance	15,988	15,518	40,940	44,326
Depreciation and amortization	40,682	35,742	117,578	105,773
Loss (gain) from property disposals, net	115	(3,847)	160	(4,115)
Total operating expenses	601,206	510,099	1,758,534	1,433,867

OPERATING INCOME	128,355	106,117	377,797	237,756

NONOPERATING EXPENSES (INCOME):
Interest expense	581	777	1,941	2,463
Other, net	68	14	1,072	(547)
Nonoperating expenses, net	649	791	3,013	1,916

INCOME BEFORE INCOME TAXES	127,706	105,326	374,784	235,840
Income tax expense	29,815	25,617	88,224	56,366
NET INCOME	$97,891	$79,709	$286,560	$179,474

Average common shares outstanding - basic	26,539	26,334	26,506	26,317
Average common shares outstanding - diluted	26,676	26,713	26,663	26,699

Basic earnings per share	$3.69	$3.03	$10.81	$6.82
Diluted earnings per share	$3.67	$2.98	$10.75	$6.72

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2022 and 2021
(Amounts in thousands)
(Unaudited)
	Nine Months
	2022	2021
OPERATING ACTIVITIES:
Net cash provided by operating activities	$344,074	$267,686
Net cash provided by operating activities	344,074	267,686

INVESTING ACTIVITIES:
Acquisition of property and equipment	(279,057)	(154,884)
Proceeds from disposal of property and equipment	1,061	6,460
Other	–	(500)
Net cash used in investing activities	(277,996)	(148,924)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	–	–
Proceeds from stock option exercises	4,416	3,678
Shares withheld for taxes	(11,703)	(6,571)
Other financing activity	(15,554)	(15,805)
Net cash used in financing activities	(22,841)	(18,698)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH (1)	43,237	100,064
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD (1)	106,588	25,308
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (1)	$149,825	$125,372

(1) Cash, cash equivalents and restricted cash at the end of the period includes $3.7 million of restricted cash included in accounts receivable, net on the Condensed Consolidated Balance Sheet ending September 30, 2021

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2022 and 2021
(Unaudited)

				Third Quarter
	Third Quarter		%	Amount/Workday		%
	2022	2021	Change	2022	2021	Change
Workdays				64	64
Operating ratio	82.4%	82.8%
LTL tonnage (1)	1,397	1,402	(0.4)	21.83	21.91	(0.4)
LTL shipments (1)	1,954	2,004	(2.5)	30.52	31.31	(2.5)
LTL revenue/cwt.	$25.10	$21.36	17.5
LTL revenue/cwt., excluding fuel surcharges	$19.74	$18.31	7.8
LTL revenue/shipment	$359.04	$299.02	20.1
LTL revenue/shipment, excluding fuel surcharges	$282.41	$256.23	10.2
LTL pounds/shipment	1,431	1,400	2.2
LTL length of haul (2)	897	915	(2.0)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.